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                                 EXHIBIT NO. 21

                           SUBSIDIARIES OF REGISTRANT

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                                        Percentage      Jurisdiction or State
Subsidiaries                              Owned         of Incorporation
                                          ------        ----------------

Provident Community Bank                    100%        United States

Provident Financial Services, Inc. (a)      100%        South Carolina

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(a) A wholly-owned subsidiary of Provident Community Bank.